UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Soliciting Material Pursuant to §240.14a-12

Cal Dive International, Inc.

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CAL DIVE INTERNATIONAL, INC.

2500 CityWest Boulevard

Houston, Texas 77042

Telephone: (713) 361-2600

April 1, 2009

Dear Stockholder:

You are cordially invited to join us at our 2009 Annual Meeting of Stockholders to be held on Tuesday, May 12, 2009 at 10:00 a.m. at the corporate offices of Cal Dive International, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042.

The attached Notice of Annual Meeting and Proxy Statement describe the matters proposed by your board of directors to be considered and voted upon by our stockholders at the Annual Meeting.

Your Vote is Important. Whether you own relatively few or a large number of shares of our stock, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, we ask that you read the attached Notice of Annual Meeting and Proxy Statement carefully and that you complete, date and return the Proxy Card or vote by telephone or the Internet as soon as possible.  This will ensure that your vote is counted.  You may still vote in person at the Annual Meeting if you wish to do so.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Owen E. Kratz
Chairman of the Board

CAL DIVE INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

TO THE STOCKHOLDERS OF CAL DIVE INTERNATIONAL, INC.:

The 2009 Annual Meeting of stockholders will be held at 10:00 a.m. (CDT) on Tuesday, May 12, 2009 at the corporate offices of Cal Dive International, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042, to consider the following matters:

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To elect two Class III Directors, each of whom would serve a three-year term of office expiring at our 2012 annual meeting; and

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To transact such other business as may properly be considered at the Annual Meeting or any adjournment thereof.

The Board of Directors has set March 27, 2009 as the record date for the Annual Meeting.  You may vote at the Annual Meeting only if you were a stockholder of record at the close of business on March 27, 2009.

You are invited to attend the Annual Meeting in person.  Whether or not you plan to attend the Annual Meeting, we strongly encourage you to vote your shares.

BY ORDER OF THE BOARD OF DIRECTORS,

Lisa M. Buchanan
Corporate Secretary

Houston, Texas
April 1, 2009

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please complete, date, sign and return the Proxy Card promptly or vote by telephone or the Internet following the instructions provided in these proxy materials so that your shares may be voted in accordance with your wishes.

CAL DIVE INTERNATIONAL, INC.

2500 CityWest Boulevard

Houston, Texas 77042

Telephone: (713) 361-2600

PROXY STATEMENT

Annual Meeting of Stockholders

May 12, 2009

We are providing these proxy materials in connection with the solicitation on behalf of the Board of Directors of Cal Dive International, Inc. of proxies to be voted at Cal Dive’s Annual Meeting of Stockholders to be held on May 12, 2009, and at any adjournment of the Annual Meeting.  The Annual Meeting will be held at the corporate offices of Cal Dive International, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042.  These proxy materials are first being made available to stockholders on or about April 1, 2009.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Who may vote at the Annual Meeting?

The Board has set March 27, 2009 as the record date for the Annual Meeting. If you were the owner of Cal Dive common stock at the close of business on March 27, 2009, you may vote at the Annual Meeting. You are entitled to one vote for each share of common stock you held on the record date on each of the matters presented to a vote of the stockholders at the Annual Meeting.

How many shares must be present to hold the Annual Meeting?

The holders of a majority of Cal Dive’s outstanding common stock as of the record date must be present, in person or represented by proxy, at the Annual Meeting in order to constitute a quorum, hold the meeting and conduct business. On the record date, there were 94,283,701 shares of Cal Dive common stock issued and outstanding. Helix Energy Solutions Group, Inc. owns 47,942,022 shares, or approximately 51% of Cal Dive common stock.  Helix has indicated its intent to attend and vote at the Annual Meeting assuring the presence of a quorum. Given its ownership position, Helix will have the power to control the outcome of the vote on all matters that are considered at the Annual Meeting.  Your shares will be counted as present at the Annual Meeting if you either:

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are present in person at the Annual Meeting;

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have properly submitted a Proxy Card; or

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have voted using the telephone or Internet in accordance with the instructions provided in these materials.

What matters will be voted on at the Annual Meeting?

The only matter currently scheduled to be voted on at the Annual Meeting is the election of two “Class III” Directors, each of whom would serve a three-year term of office expiring at our 2012 annual meeting.  We will also consider other business that properly comes before the Annual Meeting in accordance with Delaware law and our By-laws, as described in more detail under “Other Information – Proposals and Director Nominations for 2010

Stockholders’ Meeting” below.  The Chairman of the Annual Meeting may refuse to allow presentations of a proposal or a nomination for the Board from the floor of the Annual Meeting if the proposal or nomination was not properly submitted.

What happens if additional matters are presented at the Annual Meeting?

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting.  If you sign and send in the Proxy Card or vote by telephone or the Internet, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting in accordance with Delaware law and our By-laws.

How many votes are required to approve each proposal?

The directors will be elected by a plurality of the votes cast by holders of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.  This means that the director nominees who receive the most votes for the particular seats are elected to those seats.  Assuming that a quorum is present at the Annual Meeting, the two directors receiving the greatest number of votes cast by the holders of common stock entitled to vote on the matter will be elected as directors.  Helix owns approximately 51% of our common stock and has indicated its intent to attend and vote at the Annual Meeting.  Therefore, the presence of a quorum at the Annual Meeting is assured and Helix has the power to control the outcome of the vote.

Any other proposal being voted will be approved only if it receives the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on that proposal.

How are votes counted?

You may vote “FOR” or “WITHHOLD AUTHORITY” with respect to the election of directors.  Only “FOR” votes are counted in determining whether a plurality has been cast in favor of a director.

Abstentions will be treated as present for purposes of determining a quorum, but abstentions will have no effect on the election of directors.  If you just sign and submit your Proxy Card without voting instructions, your shares will be voted “FOR” each Director nominee.

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. In this situation, a “broker non-vote” occurs. Shares that constitute broker non-votes are treated as not present and not cast for purposes of determining a quorum and with respect to any proposal on which the broker does not have discretionary authority to vote at the Annual Meeting.  Accordingly, broker non-votes will have no effect on the election of directors.

Under the rules of the New York Stock Exchange in effect at the time this Proxy Statement was printed, if you hold your shares through a broker, your broker is permitted to vote your shares on “routine” matters, which includes the election of directors, even if the broker does not receive voting instructions from you.

How does the Board recommend that I vote?

Cal Dive’s Board recommends that you vote your shares “FOR” each of the Director nominees.

How do I vote my shares without attending the meeting?

Whether you hold shares directly or in street name, you may direct your vote without attending the Annual Meeting. If you are a stockholder of record, you may vote by designating another person, called a proxy, to vote the stock you own by delivery of a properly executed Proxy Card or by using the telephone or Internet in accordance with the instructions provided herein.  If you deliver a properly executed Proxy Card or vote by telephone or the Internet, your shares will be voted at the Annual Meeting in accordance with the directions you have given, unless you revoke the Proxy Card or your telephone or Internet vote prior to its exercise at the Annual Meeting.  For shares held in street name, you may vote by submitting voting instructions to your broker or nominee.

If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered a stockholder of record with respect to these shares and you will have received a Notice of Internet Availability of Proxy Materials directly from Wells Fargo instructing you where to access the proxy statement, annual report and proxy card as well as instructions for voting your shares.  Please carefully consider the information contained in this Proxy Statement and whether or not you plan to attend the Annual Meeting, complete, date, sign and return the Proxy Card promptly so that your shares may be voted in accordance with your wishes.  If you are a stockholder of record, you may vote by mail by signing and dating your Proxy Card and mailing it to Wells Fargo using the postage pre-paid, pre-addressed envelope they will provide to you, or you may vote by telephone by dialing toll-free 1-800-560-1965, or the Internet by going to www.eproxy.com/dvr, and following the instructions provided to you, until 12:00 noon Central Daylight Time on May 11, 2009. You should sign your name exactly as it appears on the Proxy Card. If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should sign your name and indicate such title or capacity.

If, like most stockholders of the Company, you hold your shares in street name through a stockbroker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of these shares, and you will have received directions on how to complete a voting instruction card from your broker, bank or other nominee.  Please carefully consider the information contained in this Proxy Statement, then complete, date, sign and return the voting instruction card promptly so that your shares may be voted in accordance with your wishes. For shares held in street name, you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet. If you provide specific voting instructions in accordance with the directions provided by your broker or nominee, your shares should be voted by your broker or nominee as you have directed.

How do I vote my shares in person at the meeting?

If you are a stockholder of record, to vote your shares at the Annual Meeting you should bring the Proxy Card (or use the ballot provided at the Annual Meeting) and proof of identification. If you are a beneficial owner of shares held in street name, you may vote shares held in street name at the Annual Meeting only if you obtain a signed “legal proxy” from the record holder (broker or other nominee) giving you the right to vote the shares and provide an account statement or letter from such broker or bank showing that you were the beneficial owner of the shares on the record date.

Even if you plan to attend the Annual Meeting, we encourage you to vote by completing, signing and mailing the Proxy Card or voting instruction card or voting by telephone or the Internet, so your vote will be counted if you later decide not to attend the Annual Meeting.

What does it mean if I receive more than one Notice?

It means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return a Proxy Card or voting instruction card or vote by telephone or the Internet with respect to all of your shares.

May I change my vote?

Yes, you may change your vote and revoke your proxy by:

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Sending a written statement to that effect to the Secretary of Cal Dive;

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Submitting a properly signed Proxy Card with a later date;

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Voting later by phone or the Internet; or

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Voting in person at the Annual Meeting.

In all cases your last vote will always be the one counted as long as it is received prior to the time the polls are closed at the Annual Meeting.

If you hold shares in street name, you must follow the procedures required by the holder of record, either your broker or bank, to revoke or change a proxy.  You should contact the stockholder of record directly for more information on these procedures.

May stockholders ask questions at the Annual Meeting?

Yes.  At the Annual Meeting, there will be a question and answer period during which stockholders may ask questions or make remarks directly related to the matters being voted on.  In order to ensure an orderly meeting, we ask that stockholders direct questions and comments to the Chairman.  In order to provide the opportunity to every stockholder who wishes to speak, the Chairman may limit each stockholder’s remarks to two minutes.

Who will count the votes?

We have hired a third party, Wells Fargo Shareowner Services, to judge the voting, be responsible for determining whether or not a quorum is present, and tabulate votes cast by proxy or in person at the Annual Meeting.

Who will bear the cost for soliciting votes for the meeting?

We will bear all expenses in conjunction with the solicitation of the proxy, including the charges of brokers, banks and other custodians, nominees or fiduciaries for forwarding documents to beneficial security owners.  Proxies may be solicited by mail, in person, or by telephone or by facsimile by certain of our officers, directors and employees, without extra compensation.

How do I find out the results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting.  The final voting results will be published in our second quarter 2009 quarterly report on Form 10-Q, which will be filed with the Securities and Exchange Commission and posted on our website at www.caldive.com under Investor Relations.

Where can I obtain the annual report and other information?

We are pleased to offer stockholders the ability to review our Annual Report on Form 10-K for the year ended December 31, 2008 and proxy materials electronically over the Internet at the Cal Dive website (www.caldive.com/annualmeeting). These filings may also be viewed through the Securities and Exchange Commission website at www.sec.gov.

Whom should I call with other questions?

If you have additional questions about this Proxy Statement or the Annual Meeting, require directions to the location of the Annual Meeting in order to attend the Annual Meeting and vote in person or would like paper copies of this document or our 2008 Annual Report to Stockholders (including our Annual Report on Form 10-K), please contact:  Cal Dive International, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042, Attention:  Corporate Secretary, telephone: (713) 361-2600, or e-mail:  www.corporatesecretary.com.  This Proxy Statement and our 2008 Annual Report to Stockholders are also available online at www.caldive.com/annualmeeting.

PROPOSAL 1:   ELECTION OF DIRECTORS

The Board of Directors currently consists of six members and is divided into three classes of two persons each. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years.

Accordingly, at the Annual Meeting, there are two board seats that are up for election and the Corporate Governance and Nominating Committee of our Board has recommended, and the Board has nominated, Quinn J. Hébert and Todd A. Dittmann as its candidates for these two seats.  If elected, each would serve until the 2012 Annual Meeting or until their successors are elected and qualified. Both of these nominees are currently directors who were first elected to the Board of Directors by Helix when Helix was Cal Dive’s sole stockholder.

Each of the nominees has indicated a willingness to serve if elected. However, if either nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated on the proxy.

Information about the Company’s Directors

The following information sets forth as of February 25, 2009, certain information about the Company’s directors.

NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS ENDING IN 2012 (CLASS III):

Quinn J. Hébert President and Chief Executive Officer Cal Dive International, Inc.	Director since 2006 age 45

Mr. Hébert has served as our President and Chief Executive Officer since November 2005 and has been a member of our Board of Directors since May 2006.  From 1998 to 2005, Mr. Hébert worked for Acergy US Inc. (formerly Stolt Offshore), an international marine construction company, for the North Americas Region, serving as President from 1999 to 2005, and as Vice President Commercial and U.S. General Counsel from 1998 to 1999.  Mr. Hébert terminated his working relationship with Acergy on October 31, 2005.  Prior to his employment with Acergy, Mr. Hébert served as Vice President, General Counsel and Secretary of American Oilfield Divers, Inc. (also known as Ceanic Corporation), a marine construction company.  Mr. Hébert’s professional career began with his service as an associate at the Jones, Walker, Waechter, Poitevent, Carrère & Denègre, LLP law firm in New Orleans, Louisiana.  Mr. Hébert holds a Bachelor of Arts in History from Louisiana State University and a Juris Doctor from Boston College Law School.

Todd A. Dittmann Managing Director Petrobridge Investment Management, LLC	Director since 2006 age 41

Mr. Dittmann has served on our Board of Directors since December 2006.  He has been a Managing Director of Petrobridge Investment Management, LLC, a private investment firm since January 2009.  From April 2004 to November 2008, he was Managing Director of D.B. Zwirn & Co., L.P., a private investment firm. From April 1997 to April 2004, he worked for Jefferies & Co., where he most recently served as Managing Director in the Energy Investment Banking Group.  From 1996 to April 1997, he served as Vice President in the Energy Investment Banking Group of Paine Webber.  From 1990 until 1996, he held various positions in commercial and investment banking at Chase Manhattan Bank and its predecessors.  Mr. Dittmann received an M.B.A. and a B.B.A. in Finance from the University of Texas at Austin.  He is a Chartered Financial Analyst.

Mr. Dittmann is the Chairman of the Audit Committee and a member of the Corporate Governance and Nominating Committee of the Board of Directors of the Company.

The Board unanimously recommends that you vote FOR both of these nominees.

DIRECTORS CONTINUING IN OFFICE UNTIL 2010 (CLASS I):

Owen Kratz Chairman, CEO and President Helix Energy Solutions Group, Inc.	Director since 2006 age 54

Mr. Kratz has served on our board of directors since February 2006 and is Chairman of our Board.  He has served as Chairman, Chief Executive Officer and President of Helix since February 2008.  Previously he served as Executive Chairman of Helix from September 2006 to February 2008.  He was Chairman of Helix from May 1998 to September 2006 and served as Chief Executive Officer of Helix from April 1997 to September 2006. Mr. Kratz served as President of Helix from 1993 until February 1999, and as a Director since 1990. He served as Chief Operating Officer of Helix from 1990 to April 1997. Mr. Kratz joined Helix in 1984 and has held various offshore positions, including saturation diving supervisor, and has had management responsibility for client relations, marketing and estimating. Mr. Kratz has a Bachelor of Science degree from the State University of New York.

David E. Preng President and CEO Preng & Associates	Director since 2006 age 62

Mr. Preng has served on our Board of Directors since December 2006.  He has served as President and CEO of Preng & Associates, an executive search firm, since 1980.  Previously, he spent six years in the executive search industry with two international and one regional search firm.  Mr. Preng was a director of Remington Oil and Gas Corp. prior to its acquisition by Helix in July 2006.  Mr. Preng is also a director of BPI Energy Holdings Inc., a company engaged in the exploration, production and commercial sale of coalbed methane.  He also serves on the Boards of Community National Bank of Bellaire and the National Association of Corporate Directors - Houston Chapter.  Mr. Preng holds a Bachelor of Science degree in Finance from Marquette University and an M.B.A. from DePaul University.

Mr. Preng is the Chairman of the Corporate Governance and Nominating Committee and a member of the Compensation Committee of the Board of Directors.

DIRECTORS CONTINUING IN OFFICE UNTIL 2011 (CLASS II):

William L. Transier Chairman, CEO and President Endeavour International Corporation	Director since 2006 age 54

Mr. Transier has served on the Company’s Board of Directors since December 2006. He has served as Chairman, Chief Executive Officer and President of Endeavour International Corporation, an international oil and gas exploration and production company focused on the North Sea since October 2006.  He served as Co-Chief Executive Officer of Endeavour from its formation in February 2004 through September 2006.  He served as Executive Vice President and Chief Financial Officer of Ocean Energy, Inc. from March 1999 to April 2003, when Ocean Energy merged with Devon Energy Corporation. From September 1998 to March 1999, Mr. Transier served as Executive Vice President and Chief Financial Officer of Seagull Energy Corporation when Seagull Energy merged with Ocean Energy. From May 1996 to September 1998, he served as Senior Vice President and Chief Financial Officer of Seagull Energy Corporation. Prior thereto, Mr. Transier served in various roles including partner from June 1986 to April 1996 in the audit department of KPMG LLP. Mr. Transier graduated from the University of Texas with a B.B.A. in Accounting and has a M.B.A. from Regis University. He is also a director of Helix and Reliant Energy, Inc., a provider of electricity and energy services to retail and wholesale customers in the United States.  Mr. Transier has indicated his intention not to stand for re-election to the Reliant Energy board at its 2009 annual meeting.

Mr. Transier is the Chairman of the Compensation Committee and a member of the Audit Committee of the Board of Directors of the Company.

John T. Mills Chief Financial Officer - retired Marathon Oil Corporation	Director since 2007 age 61

Mr. Mills has served on our Board of Directors since December 2007.  Prior to that he served on the Board of Directors of Horizon Offshore, Inc. from 2002 until December 2007, serving as Horizon’s Chairman of the Board from September 2004 until December 2007.  Mr. Mills served as Chief Financial Officer of Marathon Oil Corporation, an international oil and gas exploration and production company, from January 2002 until his retirement in December 2003.  From September 1998 until December 2001, Mr. Mills served as Senior Vice President of Finance and Administration of Marathon Oil Corporation. Prior to joining Marathon Oil Corporation, Mr. Mills served as Vice President of Taxes of USX Corporation.  Mr. Mills is a member of the board of directors and audit and compensation committees of CONSOL Energy Inc., and a member of the board of directors, chairman of the audit committee, and member of the conflicts and risk management committees of Regency GP, LLC, the general partner of Regency GP, LP, the general partner of Regency Energy Partners LP, a master limited partnership.

Mr. Mills is a member of the Audit, Compensation and Corporate Governance and Nominating Committees of the Board of Directors of the Company.

Information about Executive Officers

The following information sets forth, as of February 25, 2009, certain information about the Company’s executive officers who do not serve on the Board, all of whom are expected to remain in their current positions following the Annual Meeting.

Scott T. Naughton Executive Vice President and Chief Operating Officer	age 54

Mr. Naughton has served as our Executive Vice President and Chief Operating Officer since November 2005. He became Vice President of Helix’s Shelf Contracting Services segment in May 1998. Mr. Naughton terminated his working relationship with Helix on March 6, 2006. Mr. Naughton has been in the commercial diving industry since 1972, working offshore for 14 years as both a diver and a supervisor. He joined Helix in 1981 following its acquisition of J & J Marine Diving, and worked as an Operations Manager and a Project Manager.

G. Kregg Lunsford Executive Vice President and Chief Financial Officer	age 40

Mr. Lunsford has served as our Executive Vice President, Chief Financial Officer and Treasurer since January 2006. He became the Vice President of Finance and Audit for Helix in February 2003. Mr. Lunsford terminated his working relationship with Helix on March 6, 2006. Mr. Lunsford was a senior manager in the Transaction Advisory Services practices of Ernst & Young LLP and Arthur Andersen LLP from March 2001 until February 2003. Prior to this he served as Director of Corporate Development with PSINet Consulting Solutions and as Manager of Corporate Development with Consolidated Graphics, Inc. from April 1998 until March 2001. Mr. Lunsford began his career in the audit practice of Arthur Andersen LLP in September 1992 and was promoted to manager in 1996. He held this position until April 1998. Mr. Lunsford graduated magna cum laude from Sam Houston State University with a B.B.A. in Accounting in 1992 and is a certified public accountant.

Lisa Manget Buchanan Executive Vice President, General Counsel and Secretary	age 48

Ms. Buchanan has served as our Executive Vice President, General Counsel and Secretary since June 2006.  Prior to that, Ms. Buchanan was a partner of the Jones, Walker, Waechter, Poitevent, Carrère & Denègre, LLP law firm from January 1994 until June 2006.  She served the firm as an associate from September 1987 until January 1994. Ms. Buchanan holds a Bachelor of Science in Commerce from the University of Virginia and a Juris Doctor from Louisiana State University Law Center.

Other Information about the Board of Directors and its Committees and Corporate Governance

Board of Directors Independence

The Board has affirmatively determined that Messrs. Dittmann, Preng, Mills and Transier are “independent directors,” as that term is defined under NYSE Rule 303A and applicable rules under the Securities Exchange Act of 1934 (the “Exchange Act”).  The Board has adopted the applicable NYSE and SEC standards for independence as its categorical standards used in determining the independence of each of its members.  In making the independence determination for its members, the Board considered Mr. Transier’s service as a director of Helix and determined that he satisfied the independence standards adopted by the Board. There were no other transactions, relationships or arrangements between any of the other independent directors and the Company that would result in the failure of such independent directors to satisfy the independence standards adopted by the Board.  Our non-independent directors are Messrs. Kratz and Hébert due to their employment relationships with Helix and Cal Dive, respectively.  We are in compliance with NYSE Rule 303A, which requires us to have a majority of independent directors on our Board.

The Board’s independent directors and non-management directors regularly meet in executive session at the end of each Board and Committee meeting.  Mr. Transier has been designated by the Board as its lead independent director and Mr. Kratz has been designated by the Board as its lead non-management director.  As such, each of them will preside at any meetings of the Board’s independent or non-management directors, respectively, other than meetings held in connection with or related to the business of a committee of the Board, and perform such other functions as the Board may direct.  In the case of an executive session of the independent directors held in connection with a meeting of a committee of the Board, the chairman of the particular committee will preside.

The Corporate Governance Rules of the NYSE provide that a company of which more than 50% of the voting power is held by an individual, group or another company is considered a “controlled company.”  Given Helix’s ownership of more than 50% of the voting power of our outstanding common stock, we qualify as a controlled company in accordance with this definition.  However, we have elected not to avail ourselves of any of the applicable exemptions available to companies meeting such qualification.

Attendance at the Annual Meeting of Stockholders

Our Board does not have a policy on attendance at annual meetings.  Our Board’s practice is to schedule a board meeting on the same date as the annual meeting to facilitate director attendance at annual meetings of stockholders.  All of our directors attended our 2008 Annual Meeting.  Our Board of Directors will hold a regular meeting immediately following the Annual Meeting and therefore, we expect that all of the members of the Company’s Board of Directors will attend the Annual Meeting.

Stockholder Communications with the Board

The Company’s Board has adopted a formal process by which stockholders and other interested parties may communicate with the Board.  The Board recommends that such persons initiate any communications with the Board in writing and send them in care of our Assistant Corporate Secretary.  Stockholders can send communications by e-mail to boardcoms@CalDive.com, by fax to (713-586-7338) or by mail to Security Holder Communications to the Board, Attn:  Assistant Corporate Secretary, Cal Dive International, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042.  This centralized approach will assist the Board in reviewing and responding to stockholder and other communications in an appropriate manner.  Communications should specify whether they are directed to the attention of the Board as a whole, the non-management directors as a group, the independent directors as a group, or one or more specific directors identified by name.  The Board has instructed our Assistant Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed our Assistant Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in her discretion, not to forward certain items if she deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration, with the provision that any communication that is filtered out must be made available to any director upon request.  In such cases, our Assistant Corporate Secretary may forward some of that correspondence elsewhere in the Company for review and possible response.  These procedures have been posted on the Company’s website at www.caldive.com under Corporate Governance.

Sources for New Nominees

Messrs. Hébert and Dittmann are the Directors standing for re-election at the Annual Meeting. The Company did not utilize any third party search firms to assist in identifying potential director candidates in 2008. Neither the Secretary nor the Corporate Governance and Nominating Committee received any recommendations of director candidates from any stockholder or group of stockholders during 2008, nor were any nominations made by any stockholders.

Board and Committee Meetings in 2008

The Board of Directors met seven times during 2008.  During 2008 each director attended 75% or more of the total number of meetings of the Board, and 75% or more of the total number of meetings held by all committees of the Board on which he served.

The Company’s Board has, as standing committees, an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The Board has determined that the members of each of these committees meet the definition of an “independent director” as defined under NYSE Rule 303A as well as, in the case of the Audit Committee, Exchange Act Rule 10A-3(b)(1). The specific responsibilities of each committee are set forth in separate written charters, copies of which are posted on the Company’s website at www.caldive.com under Corporate Governance.  A printed copy of each committee’s charter is available free of charge by sending a request to the Company’s Corporate Secretary at Cal Dive International, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042.

The following table shows the membership of the Audit, Compensation and Corporate Governance and Nominating Committees and the number of meetings each committee held during the fiscal year ended December 31, 2008.

	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
William L. Transier	√	Chair
David E. Preng		√	Chair
John T. Mills	√	√	√
Todd A. Dittmann	Chair		√
2008 meetings	7	6	4

A brief description of the committees of the Board and certain of their principal functions are outlined in the following sections.  These descriptions are qualified in their entirety by the full text of the respective charters of each committee, which are available as described above.

Audit Committee

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities to the stockholders, potential stockholders, the investment community and others relating to: (1) the overall integrity of the financial statements of the Company; (2) the efforts by the Company to comply with applicable legal and regulatory requirements; (3) the performance of the Company’s internal audit function and independent registered public accounting firm; and (4) the independent registered public accounting firm’s qualifications and independence.

The Board has determined that each member of the Audit Committee meets the definition of an “independent director” as defined under NYSE Rule 303A and Exchange Act Rule 10A-3(b)(1), that each of the members of the Audit Committee is financially literate and that each member is an “audit committee financial expert,” as that term is defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002.

Compensation Committee

The Compensation Committee is appointed by the Board to discharge the Board’s responsibilities relating to compensation of the Company’s executive officers and has the overall responsibility for reviewing, evaluating and approving the Company’s executive officer compensation agreements (to the extent such agreements are considered necessary or appropriate by the Compensation Committee), and employee plans, policies and programs, as well as director compensation. The Compensation Committee is also responsible for reviewing and discussing with management the “Compensation Discussion and Analysis” (the “CD&A”) portion of our proxy statement and based on such review and discussion, recommending to the Board that the CD&A be included in our Annual Report on Form 10-K and Proxy Statement, and issuing a Compensation Committee Report to that effect to be included in our Proxy Statement.  The Compensation Committee also has the specific responsibilities described in its charter and for performing such other functions as the Board may assign to the Compensation Committee from time to time.

In 2007, the Compensation Committee directly engaged Towers Perrin to provide data that it utilized in setting and structuring the 2008 executive and director compensation, as discussed in more detail in the CD&A, and in 2008, the Compensation Committee directly engaged Hewitt Associates LLC to provide data that it utilized in setting and structuring the 2009 executive officer and director compensation.  Each of Hewitt and Towers Perrin were asked to provide data on the executive compensation practices of our similarly situated competitors.  In the future, our Compensation Committee will also directly engage any compensation consultants that we use.  The extent to which our executive officers play a role in determining executive compensation is described in the CD&A.

Corporate Governance and Nominating Committee

The primary purpose of the Corporate Governance and Nominating Committee is to develop and maintain corporate governance and business standards of the Company’s Board of Directors and the Company.  The Corporate Governance and Nominating Committee develops and recommends to the Board a set of corporate governance principles applicable to the Company, plays a leadership role in the Company’s corporate governance, identifies individuals qualified to become board members consistent with criteria approved by the Board, recommends that the Board select director nominees for the annual meeting of stockholders and oversees the evaluation of the Board and management.

Consideration of Director Nominees — Stockholder Nominees

The Corporate Governance and Nominating Committee has adopted policies and procedures for considering properly submitted stockholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications.”  The Committee will consider only one recommendation by each stockholder or affiliated group of stockholders for each annual meeting.  A stockholder wishing to make a recommendation must send the following information in writing to our Corporate Secretary at our principal office no later than 120 days prior to the first anniversary of the date of the proxy statement for the prior year’s annual meeting:  (i) the name, address and telephone number of the recommending stockholder; (ii) the number of shares of our Common Stock owned by the recommending stockholder and the time period for which such shares have been held; (iii) if the stockholder is not a stockholder of record, a statement from the record holder of the shares verifying the holdings of the stockholder; and (iv) a statement by the stockholder as to whether he or she has a good faith intention to continue to hold the reported shares through the date of the annual meeting.

The notice must also include:  (i) the information regarding the proposed nominee that would be required by Regulation 14A under the Exchange Act; (ii) a description of all relationships between the proposed nominee and the recommending stockholder and any agreements between them; (iii) a description of any relationships between the proposed nominee and any of our competitors, customers, suppliers, labor unions or other persons with special interests regarding our Company; (iv) a statement by the recommending stockholder supporting his or her view that the proposed nominee possesses at least the minimum qualifications prescribed by the Committee for nominees and describing briefly the contributions that the nominee would be expected to make to the Board and to the governance of the Company; (v) a statement as to whether the nominee would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of the Company; and (vi) the consent of the proposed nominee to be interviewed by the Committee, and if nominated and elected, to serve as a director of the Company.  Any stockholder recommendations proposed for consideration by the Corporate Governance and Nominating Committee should be addressed to Corporate Secretary, Cal Dive International, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042.

In addition, our By-laws permit stockholders to nominate directors for consideration at an annual stockholders’ meeting. Stockholders may nominate persons for election to the Board of Directors in accordance with the procedures set forth in “Other Information – Proposals and Director Nominations for 2010 Stockholders’ Meeting” below.

Director Qualifications

The Corporate Governance and Nominating Committee has established certain criteria that apply to Committee-recommended nominees for a position on Cal Dive’s Board. Under these criteria, members of the Board should have the highest professional and personal ethics and values, consistent with Cal Dive’s values and standards. They should have broad experience at the policy-making level in business and possess a familiarity with one or more of the industry segments in which the Company operates. They should be committed to enhancing stockholder value, should have sufficient time to carry out their duties and should provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders.

Identifying and Evaluating Nominees for Directors

The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Corporate Governance and Nominating Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Corporate Governance and Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Corporate Governance and Nominating Committee, and may be considered at any point during the year. As described above, the Corporate Governance and Nominating Committee considers properly submitted stockholder recommendations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Corporate Governance and Nominating Committee at a regularly scheduled meeting, which will generally be the first or second meeting prior to the issuance of the proxy statement for Cal Dive’s annual meeting. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials will be forwarded to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Directors’ Continuing Education

The Corporate Governance and Nominating Committee encourages all members of the Board to attend director education programs appropriate to their individual backgrounds to stay abreast of developments in corporate governance and “best practices” relevant to their contribution to the Board as well as their responsibilities in their specific committee assignments.  The Company reimburses the directors for all costs associated with attending any director education program.

During 2008, Mr. Transier attended a full-day, in-house training on corporate governance for the Board members of Reliant Energy, Inc. conducted by a professor from the University of Delaware, Messrs. Hébert, Dittmann, Mills and Preng attended the annual three-day National Association of Corporate Directors Corporate Governance Conference in Washington, D.C., and all of the directors attended a training session on the Foreign Corrupt Practices Act conducted by our in-house legal department.

Director Compensation

The table below summarizes the compensation paid by us to our non-employee directors during the year ended December 31, 2008:

Name(1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards (3) (4) ($)	Total(3) ($)
William L. Transier	$80,000	$48,165	$128,165
Todd A. Dittmann	—	159,236	159,236
David E. Preng	—	135,941	135,941
John T. Mills	86,000	28,166	114,166

_______________________

(1)

Directors who are also employees of Cal Dive or Helix do not receive cash or equity compensation for service on the Board in addition to compensation payable for their service as employees.  Therefore, Messrs. Hébert and Kratz did not receive compensation for serving as directors.

(2)

For 2008, Messrs. Dittmann and Preng elected to take their Board and Committee fees in the form of restricted stock which totaled 10,899 shares and 9,846 shares, respectively. Had Messrs. Dittmann and Preng elected to take their Board and Committee fees in the form of cash, total amounts paid would have been $83,500 and $75,500, respectively.

(3)

Amounts shown do not reflect compensation actually received by the directors.  Instead, these amounts reflect the compensation cost recognized for financial reporting purposes in accordance with SFAS 123(R) for the fiscal year ended December 31, 2008.  This valuation method values restricted stock granted during 2008 and previous years.  A discussion of the assumptions used in the calculation of the share-based compensation cost is set forth in Note 12 to our Consolidated and Combined Financial Statements included in our 2008 Annual Report on Form 10-K.  Details regarding these stock awards are found below.

(4)

As of December 31, 2008, shares of restricted stock held by each non-employee director is as follows:

Director	Shares of Restricted Stock Outstanding
William L. Transier	35,580
Todd A. Dittmann	50,574
David E. Preng	49,204
John T. Mills	28,851

_______________________

The following table sets forth certain information regarding the grants of restricted stock to our non-employee directors during the year ended December 31, 2008:

Name	Date of Grant	Number of Shares	Grant Date Fair Value
William L. Transier	December 11, 2008(1)	20,700	$ 129,996

Todd A. Dittmann	January 2, 2008(2)	2,136	28,067
	April 1, 2008	2,362	24,683
	July 1, 2008	1,902	26,552
	October 1, 2008	2,526	24,679
	December 11, 2008(1)	20,700	129,996

David E. Preng	January 2, 2008(2)	1,852	24,335
	April 1, 2008	2,212	23,115
	July 1, 2008	1,656	23,118
	October 1, 2008	2,366	23,116
	December 11, 2008(1)	20,700	129,996

John T. Mills	December 11, 2008(1)	20,700	129,996

_______________________

(1)

Represents annual grant for 2009 board service.

(2)

Represents the payment of Board and Committee fees due for the fourth quarter of 2007.

_______________________

Cal Dive’s non-employee director compensation structure has three components: director fees, expenses and stock-based compensation. For 2008, the non-employee Directors received (i) an annual retainer for Board service of $35,000, (ii) an annual retainer for Committee chairs of $15,000 for the Audit Committee chair and $10,000 for each of the Compensation Committee and Corporate Governance and Nominating Committee chairs, (iii) an annual retainer for committee membership of $5,000 and (iv) board and committee meeting attendance fees of $1,500 per meeting.  Cash fees are paid quarterly on the last day of each calendar quarter. The Company also pays the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board of Directors and any Committee thereof.

For 2009, the Compensation Committee approved the following compensation for the non-employee directors: (i) an annual retainer for Board service of $45,000, (ii) an annual retainer for Committee chairs of $15,000 for the Audit Committee chair and $10,000 for each of the Compensation Committee and Corporate Governance and Nominating Committee chairs and (iii) Board and Committee meeting attendance fees of $2,000 per meeting.  The Committee membership annual retainer was eliminated for 2009.  Cash fees are paid quarterly on the last day of each calendar quarter.

Non-employee directors have the option of taking Board and Committee fees (but not expenses) in the form of restricted stock, pursuant to the terms of the Company’s Amended and Restated 2006 Long Term Incentive Plan (as so amended and restated, the “2006 Plan”). An election to take fees in the form of cash or stock is made by a director prior to the beginning of the subject fiscal year.  Directors taking fees in the form of restricted stock receive an award in an amount equal to 125% of the cash equivalent at the last business day of each fiscal quarter.  Each grant is made on the first business day of the succeeding quarter and the entire grant vests on January 1st of the second year following the grant, subject to immediate vesting on the occurrence of a Change of Control (as defined in the 2006 Plan). For fiscal year 2008, Messrs. Dittmann and Preng elected to take their Board and Committee fees in the form of restricted stock.  Mr. Preng has made the same election for fiscal 2009.

In addition to the foregoing director fees, on joining the Board and annually thereafter, a non-employee Director receives a grant of shares of restricted stock. All such grants of restricted stock are made pursuant to the terms of the 2006 Plan and vest 20% per year over five years, subject to immediate vesting on the occurrence of a Change of Control (as defined in the 2006 Plan).  For 2008, the amount of the annual grants was $130,000 worth of shares of restricted stock (based on the closing price of our common stock on the date of grant) and the non-employee directors received their annual grants for 2008 in December 2007.  This dollar value was maintained for 2009, and the non-employee directors received their annual grants for 2009 in December 2008.

In 2008, the Board adopted stock ownership guidelines for the non-employee directors requiring such directors to accumulate over a five-year period shares of our common stock worth $225,000, or five times the annual cash retainer paid to non-employee directors.  Shares of restricted stock issued to the directors shall be counted toward these stock ownership guidelines.

Code of Ethics; Corporate Governance Guidelines

We have adopted a Code of Business Conduct and Ethics, applicable to all employees, officers and directors, as well as a Code of Ethics for Chief Executive Officer and Senior Financial Officers specific to those officers and Corporate Governance Guidelines for the Board.  All of these documents are reviewed annually by the Corporate Governance and Nominating Committee.  Copies of these documents are available free of charge on our website at www.caldive.com under Corporate Governance and printed copies can also be obtained free of charge by sending a request to the Company’s Corporate Secretary at 2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee of the Board of Directors of the Company was, during fiscal 2008, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries, or had any relationships requiring disclosure by the Company under Item 404 of Regulation S-K.

During fiscal 2008, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a Director of the Company.

PRINCIPAL STOCKHOLDERS

On March 27, 2009, the record date for the Annual Meeting, there were 94,283,701 shares of our common stock outstanding.  The following table sets forth, as of March 27, 2009, certain information regarding beneficial ownership of our Common Stock by (i) each of the Named Executive Officers (as defined below in “Executive Compensation”); (ii) each director of the Company; (iii) all of the Company’s directors and executive officers as a group and (iv) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, all in accordance with Rule 13d-3 of the Exchange Act.  Based on information furnished to the Company by such stockholders, unless otherwise indicated, all shares indicated as beneficially owned are held with sole voting and investment power.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Common Stock
Owen Kratz	10,000	(1)	*
Quinn J. Hébert	653,834		*
Todd A. Dittmann	58,402		*
David E. Preng	76,535		*
William L. Transier	39,299		*
John T. Mills	52,952	(2)
G. Kregg Lunsford	221,465		*
Scott T. Naughton	299,382		*
Lisa M. Buchanan	182,599		*
Helix Energy Solutions Group, Inc. 400 N. Sam Houston Parkway, E. Suite 400 Houston, Texas 77060	47,942,022		50.85%
Samuel R. Shapiro Shapiro Capital Management LLC 3060 Peachtree Road Suite 1555 N.W. Atlanta, Georgia 30305	11,025,300	(3)	11.70%
All executive officers and directors as a group (9 persons)	1,594,468		1.70%

_______________________

*Less than 1%.

(1)

Mr. Kratz is also the beneficial owner of 5,086,950 shares, representing approximately 5.17%, of Helix’s common stock.

(2)

Includes 14,734 shares that may be acquired upon the exercise of immediately exercisable options.  These options were issued to Mr. Mills upon conversion of options to acquire Horizon common stock in connection with Cal Dive’s acquisition of Horizon in December 2007.

(3)

Based on such holder’s Schedule 13G filed with the SEC on February 3, 2009, all of the shares reported are owned by investment advisory clients of Shapiro Capital Management LLC and such clients have the right to receive dividends from and proceeds from the sale of such shares.  To Shapiro Capital’s knowledge, no such client has an interest relating to more than 5% of the class of securities to which the Schedule 13G relates.  As investment advisor, Shapiro Capital has voting and dispositive power with respect to such shares.  Mr. Shapiro is the Chairman, a director and majority shareholder of Shapiro Capital, in which capacity he exercises dispositive power over the shares, and thus may be deemed to have indirect beneficial ownership of such shares.  Mr. Shapiro, however, expressly disclaims such beneficial ownership.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Our Compensation Committee met in early 2008 and established base salary and bonus opportunity amounts and bonus criteria for each Named Executive Officer for the 2008 fiscal year.  The Compensation Committee also awarded annual grants of restricted stock to each of the officers.  It is expected that in future years executive compensation decisions, including any annual equity grants, will be made in December of each year for the subsequent year with actual bonus payouts being approved early in the subsequent year.  For 2008, however, these decisions were deferred until February 2008 due to the closing of our acquisition of Horizon Offshore, Inc. in December 2007.

Compensation Philosophy and Objectives

The primary objectives of our compensation program are to attract and retain executives, to motivate them to achieve superior performance and to support and implement our business strategies, and to reward those executives for successful performance in a manner commensurate with those rewards given to their peers in our industry. Our compensation program is designed to create a positive environment in which the Named Executive Officers are enthusiastic about and committed to our Company and its objectives, core values and culture, and are working toward the successful long-term performance of the Company.

All elements of the compensation program are designed to:

•

be competitive with the Company’s peer group;

•

reflect the responsibility, complexity and difficulty of each executive’s position;

•

reward both individual and Company performance; and

•

promote pay equity among our employees.

We use each element of compensation to satisfy one or more of our stated compensation objectives by establishing the following targets:

•

total compensation, including base salary, annual cash bonus opportunity and long-term equity incentive grants, should be at levels competitive with peer companies that compete with Cal Dive for executive talent;

•

the annual cash bonus for an executive officer should reflect the achievement of Company-wide financial objectives as well as the achievement of personal performance goals and objectives;

•

each executive’s total cash compensation should be generally in the range of the 50th and 75th percentiles of the members of our peer group with whom we compete for executive talent, based on the individual’s experience level, duties and recent performance by the individual and the Company; and

•

long-term equity incentive compensation should be generally in the range of the 50th and 75th percentiles of our peer group based upon the experience level of the officer, the complexity of the officer’s duties and recent performance by the individual and the Company.

As our Company continues to mature, our Compensation Committee also intends to consider utilizing wealth accumulation analyses as a tool in setting total executive compensation levels.

Compensation Consultants

In order to determine the competitiveness of our executive compensation levels with that of similar positions at companies in our industry, our Compensation Committee has engaged independent compensation consultants to assist in a review of peer group compensation data.

In 2007, our Compensation Committee engaged Towers Perrin HR Services to prepare a competitive compensation analysis for our Named Executive Officers for 2008.  Our Compensation Committee selected Towers Perrin based upon a review of Towers Perrin’s experience and qualifications as compared to similar organizations.  Towers Perrin reported to, and acted at the direction of, our Compensation Committee.  Cal Dive’s senior management received Towers Perrin’s report and data; however, the Compensation Committee retained and exercised control and authority over Towers Perrin.

As part of its engagement, Towers Perrin evaluated the competitive posture of our executive compensation levels and compensation mix compared to the compensation practices and levels of an oilfield services peer group.  Towers Perrin selected this peer group following discussions with Cal Dive’s senior management and our Compensation Committee Chair, and after considering the prior year’s peer group.  The peer group consisted of our competitors in the energy services industry that were comparable in size (based on revenue and market capital), and other companies in our industry that Cal Dive’s management believed compete with us for executive talent.  Information regarding the compensation practices and levels of the members of this peer group was developed by Towers Perrin from compensation surveys of oilfield services industry companies and proxy statement data from the following 14 companies:  Basic Energy Services Inc., Global Industries Ltd., Grey Wolf Inc., Hercules Offshore LLC, Horizon Offshore, Inc., Newpark Resources Inc., Oceaneering International Inc., Parker Drilling Co., RPC Inc., Superior Energy Services Inc., Superior Offshore International, Inc., TETRA Technologies Inc., Tidewater Inc., and W-H Energy Services, Inc.  The median peer group 2006 revenues and market capitalization were $758 million and $1.3 billion, respectively, compared to Cal Dive’s 2007 revenues and market capitalization of approximately $623 million and $1.4 billion, respectively.

Towers Perrin provided data on total compensation (base salary, total cash compensation including bonus, and long-term incentive awards) with respect to the 25th percentile, 50th percentile and 75th percentile from the published/private survey sources and the proxy statement peer group analysis.  Towers Perrin presented this data to our Compensation Committee and senior management for their respective review and analysis.

Each year the Compensation Committee reviews the process used and services provided by its consultants and, based on the 2008 review, the Compensation Committee decided to change consultants for 2009.  In 2008, our Compensation Committee engaged Hewitt Associates LLC to prepare a competitive compensation analysis for our Named Executive Officers for 2009.  Our Compensation Committee selected Hewitt based upon a review of Hewitt’s experience and qualifications as compared to similar organizations.  Hewitt reported to, and acted at the direction of, our Compensation Committee.  Cal Dive’s senior management received Hewitt’s report and data; however, the Compensation Committee retained and exercised control and authority over Hewitt.

As part of its engagement, Hewitt evaluated the competitive posture of our executive compensation levels and compensation mix relative to the marketplace.  Hewitt also evaluated the structure and design of our compensation components relative to the marketplace.  Hewitt selected the peer group used for 2009 following discussions with Cal Dive’s senior management and our Compensation Committee chair, and considering the prior year’s peer group.  The peer group used by Hewitt consisted of the following ten companies:  Dril-Quip Inc., Global Industries Ltd., Gulfmark Offshore Inc., Hercules Offshore Inc., Natco Group Inc., Newpark Resources, Oceaneering International, Superior Energy Services Inc., TETRA Technologies Inc. and Tidewater Inc.  The new peer group reflected the acquisition of Horizon by Cal Dive, the bankruptcy of Superior Offshore and a focus on companies more closely aligned with Cal Dive’s business and comparable in size (based on revenues, market capitalization and enterprise value).  The median peer group 2007 revenues, market capitalization and enterprise value were $875 million, $1.2 billion and $1.5 billion, respectively, compared to Cal Dive’s pro forma 2007 revenues (adjusted for the December 2007 acquisition of Horizon) of $1.0 billion, and 2007 market capitalization and enterprise value of $1.4 billion and $1.7 billion, respectively.

Hewitt provided data on total compensation (base salary, total cash compensation including bonus, and long-term equity awards) with respect to the 25th, 50th and 75th percentile from the peer group analysis, and presented this data to our Compensation Committee and senior management for their respective review and analysis. The Hewitt analysis was considered by the Compensation Committee when making equity grants to the executive officers in December 2008 and in setting 2009 compensation.

During 2007 and 2008, neither Towers Perrin nor Hewitt was engaged to provide any other services for our management or the Company other than to provide general market comparative compensation survey data and to provide a competitive compensation analysis for our non-employee directors.

Role of Executive Officers in Compensation Decisions

Our Chief Executive Officer and Chief Financial Officer review the consultants’ reports and evaluate each Named Executive Officer’s compensation based upon his or her experience level, the difficulty and complexity of the position, and the compensation of peer level officers in peer group companies.  Our Chief Executive Officer also reviews the performance of each Named Executive Officer and makes recommendations to our Compensation Committee regarding base salary adjustments, cash bonus opportunity amounts and payouts, and equity incentive compensation awards for each of the Named Executive Officers.  The decision with respect to 2008 compensation, including the bonus awards for 2008, for our Named Executive Officers resided with our Compensation Committee, which had ample opportunity to review and discuss Towers Perrin’s report and make inquiries of both the consultants and management.

Compensation Components

As described above, annual executive compensation for the Named Executive Officers consists of a base salary, cash bonus and long-term equity incentive awards plus employee benefits. At its first meeting in 2008, our Compensation Committee established the base salary and bonus opportunity amounts for each of the Named Executive Officers for 2008.

The Compensation Committee does not use a rigid formula for allocating between cash and non-cash compensation.  It strives to design a compensation package to use total cash compensation (salary plus annual cash bonus) to recognize each individual officer’s responsibilities, role in the organization, and experience and contributions to the Company, and to use long-term equity-based compensation (including restricted stock awards and through a tax-qualified employee stock purchase plan) to align employee and stockholder interests, as well as to attract, retain and motivate employees.  We pay close attention to our peer group’s practices.  The Compensation Committee retains the authority to adjust any element of the executive officer’s compensation based upon either objective or intangible criteria.

Generally speaking, the elements of the Company’s compensation program, as well as the percentage mix of the various elements, are in line with those of our peer companies, as is evidenced by data obtained by the Company from its compensation consultants, as described above.  Our compensation package mix for the Named Executive Officers for fiscal 2008 consists of total cash compensation of approximately 47% of total compensation, compared to our peer group mix of approximately 49%, with base salaries of approximately 22% of total compensation compared to our peer group’s mix of approximately 25%.  We believe that the compensation program as adopted by the Compensation Committee achieves our objectives of attracting and retaining key executive officers, motivating such officers to achieve superior performance and rewarding such officers for successfully achieving the objectives established for them.

Base Salary

In setting base salaries for 2008, our Compensation Committee reviewed the information provided by Towers Perrin regarding compensation of executive officers at our peer group companies and the recommendations of our Chief Executive Officer, and determined that increases were appropriate to bring the base salaries for our Named Executive Officers up to approximately the 50th percentile of our peer group.

Cash Bonus

For 2008, the annual cash bonus program for each of the Named Executive Officers was based on the following:

•

40%

personal performance goals;

•

40%

our domestic and international groups’ pre-tax income for the year; and

•

20%

the Company’s consolidated EBITDA for the year.

Each individual’s personal performance goals were discussed and agreed by the applicable officer and the Chief Executive Officer and provided to the Compensation Committee for review and approval.  At its meetings in early 2008, the Compensation Committee approved the Company financial goals and personal performance goals for each of the Named Executive Officers and determined that 30% of the personal performance portion of the annual bonus for 2008 would be awarded based solely on the discretion of the Compensation Committee.  The Compensation Committee also retained the discretion and authority to adjust any element of the executive officer’s annual cash bonus payment up or down whether resulting from personal performance goals or one of the budget related goals.

For 2008, the personal performance goals for the Named Executive Officers primarily included the following:

for Mr. Hébert, (i) lead and support the successful integration of Horizon assets and personnel into Cal Dive; (ii) lead the Company’s expansion strategy into international areas safely and profitably; and (iii) achieve significant improvement in safety performance.

for Mr. Naughton, (i) lead and support the successful integration of Horizon assets and personnel into Cal Dive; (ii) manage the Company’s capital plan and operating budget; (iii) achieve significant improvement in safety performance; and (iv) secure targeted utilization rates.

for Mr. Lunsford, (i) lead and support the successful integration of Horizon assets and personnel into Cal Dive; (ii) facilitate successful implementation of new enterprise reporting platform and enterprise risk management program; and (iii) lead timely and accurate preparation and filing of regulatory and financial reports and cost-effective internal control compliance.

for Ms. Buchanan, (i) effectively advise on Board governance, corporate strategy and initiatives, legal matters, investor relations, contract management and regulatory and legal compliance; (ii) lead timely and accurate preparation and filing of regulatory reports; and (iii) lead successful and cost-effective resolution of legal claims and disputes.

In early 2009, the Compensation Committee considered the Company’s 2008 performance and the individual performance of the Named Executive Officers.  The Compensation Committee recognized that the Company achieved 98% of its budgeted EBITDA target of $262 million and that the Company’s domestic and international groups achieved over 90% of their budgeted targets for pre-tax income of $172.7 million for the year.  A reconciliation of 2008 reported EBITDA, a non-GAAP financial measure, to reported net income for 2008 is as follows:  reported net income of $109.5 million, plus a $47.9 million provision for income tax, $21.3 million net interest expense, $6.0 million non-cash stock compensation expense and $71.1 million depreciation and amortization, equals reported EBITDA of $256.0 million.

The Compensation Committee also recognized that (i) the Company had satisfactorily completed its capital plan for 2008; (ii) the Company had successfully initiated the integration of the nine major Horizon vessels and 800 Horizon personnel into Cal Dive’s operations; (iii) the Company’s international operations increased to approximately 30% of the Company’s total 2008 revenues, representing a 66% increase over 2007; (iv) the Company had achieved significant improvements in its safety performance; (v) the Company’s backlog had increased to $350 million at December 31, 2008 compared to $175 million at December 31, 2007; (vi) the Company had successfully responded to the two major Gulf of Mexico hurricanes in the third quarter of 2008, both in terms of onshore facility recovery plans and responsiveness to clients’ offshore projects; and (vii) the Company successfully implemented its new enterprise reporting platform and enterprise risk management program.  In establishing the 2008 annual incentive criteria for the Named Executive Officers, the Compensation Committee reserved the right to use its discretion to increase or decrease the payout amount that would be generated by the pre-established formula, whether resulting from personal performance criteria or one of the budget related financial goals.  After considering these factors, the Compensation Committee approved an annual incentive award for each Named Executive Officer equal to 98% of the maximum bonus opportunity for each officer.

Long-Term Equity Compensation

We believe that providing long-term equity incentive compensation to our executives advances the best interests of the Company and its stockholders, by providing those persons who have substantial responsibility for the management and growth of our Company with additional performance incentives that align the economic interests of our executives with the interests of our stockholders.  We currently believe that restricted stock awards that vest over time are the most efficient way to reward executive officers due to the regulatory, tax and accounting treatment of various types of long-term equity incentives and the historic volatility of our stock and the stock of companies in our industry and by our peer group.  Currently, awards of restricted stock as a form of long-term equity incentive compensation is widely used in the energy industry and by our peer group.  We believe that in a cyclical industry like ours, the use of restricted stock encourages executives to remain with our Company throughout periods of stock price volatility.  However, we will periodically reevaluate that determination and may grant other types of equity or performance based incentive compensation in the future.

As with other elements of executive compensation, it is our intent that each executive officer receives a long-term equity incentive award in an amount based on the value of the underlying award necessary to place the applicable officer in the range of the 50th and 75th percentiles for equity incentive compensation for officers in similar positions at companies in our peer group.

No equity awards were made during 2007 to our Named Executive Officers; however, our Compensation Committee met in February 2008 and awarded shares to each of the Named Executive Officers that vest in 20% annual increments over a five-year period from the date of grant.  The value of the underlying awards for 2008 was targeted at the 75th percentile of our peer group in order to provide an incentive to the Named Executive Officers to focus on the long-term performance of the Company, to give the Named Executive Officers a meaningful equity stake in the Company and in recognition of the Company’s status as a relatively young public company.  In the future, it is expected that annual grants will be made in December of each year for the subsequent year, with the number of shares granted based on the dollar value of each proposed award divided by the closing price for the Company’s common stock on the date of grant.

In December 2008, our Compensation Committee awarded shares of restricted stock to each of the Named Executive Officers that vest in 20% annual increments over a five-year period from the date of grant.  The value of the underlying awards for 2009 was maintained at the same value as was awarded to the Named Executive Officers for 2008, despite the lower per share stock price of our common stock ($6.32 per share in December 2008 compared to $10.33 in February 2008).  This resulted in a larger number of shares being issued to each recipient; however, the Compensation Committee determined that this was appropriate based on the financial and operating performance of the Company and the personal performance of the Named Executive Officers in 2008.

Perquisites

Our Named Executive Officers participate in employee benefit plans generally available to all employees.  We do not provide defined benefit pension arrangements, post-retirement health coverage, or similar benefits for our executives or employees.  Other than the severance agreements discussed below, we do not provide any perquisites or other personal benefits to our Named Executive Officers that are not provided generally to all employees.

Severance Benefits

Effective as of January 1, 2008, our Compensation Committee approved Severance and Change of Control Agreements for each of the Named Executive Officers that provide certain severance payments and benefits if the officer is terminated under certain circumstances that are described in detail below under “Potential Payments Upon Termination or Change in Control.”  These agreements replaced prior employment agreements between Cal Dive and Messrs. Hébert, Naughton and Lunsford.  The Severance and Change of Control Agreements are designed to promote stability and continuity of senior management.  Because the new agreements replaced existing contracts each of Messrs. Hébert, Naughton and Lunsford already had with the Company, the severance benefits provided by the new agreements are no less favorable than those that were provided by the former agreements.  The Compensation Committee used general guidance from Towers Perrin to determine whether the severance benefits provided by the original agreements were at market levels.  Based on that guidance, the Compensation Committee determined to retain the existing level of severance benefits for Messrs. Naughton and Lunsford, to extend those same benefits to Ms. Buchanan, and to marginally increase the severance benefit payable to Mr. Hébert upon a termination of employment following a change in control.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits us from deducting more than $1 million in compensation paid to certain executive officers in a single year.  An exception to the $1 million limit is provided for “performance-based compensation” that meets certain requirements, including approval by the stockholders.  The annual cash compensation paid and the restricted stock granted to our executive officers have not been structured to qualify as performance-based compensation.  As a result, not all of the compensation paid to our Chief Executive Officer for 2008 will be deductible by us.

To maintain flexibility in compensating executive officers in a manner designed to promote a full range of corporate goals important to our success, our Compensation Committee has not adopted a policy requiring all compensation to be deductible.  Our Compensation Committee continues to monitor compensation levels and to consider in the future qualifying the annual incentive bonus and restricted stock grants under Section 162(m).  However, we may forego future tax deductions if we believe it is in the best long-term interests of our stockholders.

Other Benefits

All employees (including our executive officers) who participate in our 401(k) plan receive matching funds in an amount equal to 50% of the employee’s contribution, up to 5% of salary (including bonus) subject to contribution limits.

We also offer all employees (including our executive officers) the opportunity to buy Company stock through a tax-qualified Employee Stock Purchase Plan.  Under this plan, employees may choose to buy shares of Company stock at a 15% discount to the market price (subject to certain limitations).  The objective is to encourage employees to participate in the ownership of the Company and to allow employees to share in the value of our stock over time.

REPORT OF THE COMPENSATION COMMITTEE ON

FISCAL 2008 EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” provisions to be included in the Company’s 2009 Proxy Statement on Schedule 14A, filed pursuant to Section 14(a) of the Exchange Act.  Based on that review and discussion, the Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and Annual Report on Form 10-K.

COMPENSATION COMMITTEE:
William L. Transier, Chair
David E. Preng
John T. Mills

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides a summary of the cash and non-cash compensation for the last three fiscal years for each of:  (i) the chief executive officer, (ii) the chief financial officer, and (iii) each of the other executive officers of the Company.  The Company has only four executive officers.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation (1)	All Other Compensation (2)	Total
Quinn J. Hébert	2008	$541,000	$ —	$ 779,749(3)	$ —	$767,340(4)	$ 5,625	$2,093,714
President and Chief Executive	2007	438,864	—	363,152(5)	—	646,000(6)	5,625	1,453,641
Officer	2006	250,000	—	1,537,868(7)	—	200,000(8)	7,147	1,995,015

Scott T. Naughton	2008	376,000	—	411,440(3)	—	368,480(4)	5,625	1,161,545
Executive Vice President and	2007	286,965	—	182,618(5)	—	384,000(6)	5,195	858,778
Chief Operating Officer	2006	190,000	—	53,138(7)	—	185,000(6)	5,500	433,638

G. Kregg Lunsford	2008	276,000	—	246,234(3)	3,143(7)	254,800(4)	5,625	785,802
Executive Vice President and	2007	227,982	—	121,599(5)	6,110(7)	263,000(6)	5,472	624,163
Chief Financial Officer	2006	165,000	59,000	39,375(7)	48,880(7)	141,000(8)	10,935	464,190

Lisa Buchanan	2008	263,000	—	250,104(3)	—	213,640(4)	5,625	732,369
Executive Vice President,	2007	190,000	—	105,725(5)	—	196,000(6)	3,344	495,069
General Counsel and Secretary	2006(9)	89,060	62,500	15,015(7)	—	—	3,729	170,304

_______________________

(1)

The compensation reflected is based on the applicable fiscal year’s performance but was paid in the following fiscal year.

(2)

Consists of matching contributions made by the Company through its Retirement Plan. The Company’s Retirement Plan is a 401(k) retirement savings plan under which the Company currently matches 50% of employees’ pre-tax contributions up to 5% of cash compensation (including bonus) subject to contribution limits.

(3)

Relates to grants of Cal Dive restricted stock made on February 27, 2008, December 19, 2008 and December 19, 2006, and Helix restricted stock grants discussed in Note 7.  Amounts shown do not reflect compensation actually received by the executives.  Instead these amounts reflect the compensation cost recognized by Cal Dive for financial statement purposes in accordance with FAS 123R for the fiscal year ended December 31, 2008.  This valuation method values restricted stock granted during 2008 and previous years.  A discussion of the assumptions used in calculating the compensation cost is set forth in Note 12 to Cal Dive’s Consolidated and Combined Financial Statements included in its 2008 Annual Report on Form 10-K.

(4)

For 2008, the Named Executive Officers were eligible for annual cash incentives based on Company financial performance and personal performance goals.  The actual payments to such officers consisted of amounts based on Cal Dive’s domestic and international groups’ performance compared to pre-established pre-tax income goals, the Company’s performance compared to a pre-established consolidated EBITDA goal and the individual achieving personal performance goals.

(5)

Relates to grants of Cal Dive restricted stock made on December 19, 2006 and Helix restricted stock grants discussed in Note 7.  Amounts shown do not reflect compensation actually received by the executives.  Instead, these amounts reflect the compensation cost recognized by Cal Dive for financial statement purposes in accordance with FAS 123R for the fiscal year ended December 31, 2007.  This valuation method values restricted stock granted during 2007 and previous years.  A discussion of the assumptions used in calculating the compensation cost is set forth in Note 12 to Cal Dive’s Consolidated and Combined Financial Statements included in its 2007 Annual Report on Form 10-K.

(6)

For 2007, the Named Executive Officers were eligible for annual cash incentives based on achievement of corporate financial goals.  The actual payments to such officers consisted of amounts based on Cal Dive’s domestic and international groups’ performance compared to pre-established pre-tax income goals, as adjusted by discretionary amounts awarded by the Compensation Committee.

(7)

Relates to grants of Helix restricted stock and stock options.  Amounts shown do not reflect compensation actually received by the executives.  Instead, these amounts reflect the compensation cost recognized by Helix  and Cal Dive for financial statement purposes in accordance with FAS 123R for the fiscal year ended December 31, 2006.  This valuation method values restricted stock and stock options granted during 2006 and previous years.  A discussion of the assumptions used in calculating the compensation cost is set forth in Note 13 to Helix’s Consolidated Financial Statements included in its 2006 Annual Report on Form 10-K.

(8)

For 2006, Messrs. Hébert, Naughton and Lunsford were eligible for annual cash incentives, based on achievement of individual performance criteria and corporate profit-sharing incentives, under Helix’s Senior Management Compensation Plan. The actual payments to such officers consisted of bonuses based on individual performance objectives together with Cal Dive and Helix’s Marine Contracting Services Group each exceeding certain pre-established pre-tax income goals. The exact amount of these annual incentives was determined by the Company’s Board prior to the Company’s initial public offering and the establishment of its Compensation Committee.

(9)

Ms. Buchanan’s employment with the Company began on June 30, 2006.

_______________________

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards during the fiscal year ended December 31, 2008 to each of our Named Executive Officers.  All equity awards were made through our 2006 Long-Term Incentive Plan (the “2006 Plan”).

			Estimated Possible	All Other	Grant Date
			Payouts Under	Stock Awards:	Fair Value
			Non-Equity Incentive	Number of Shares	of Stock
	Type of		Plan Awards (1)	of Stock (2)	and Option
Name	Grant	Grant Date	Maximum/Target ($)	or Units (#)	Awards ($)
Quinn J. Hébert	Annual Cash Incentive	—	$ 783,000	—	$ —
	Restricted Stock Grant	February 27, 2008	—	176,670	1,825,001
	Restricted Stock Grant	December 19, 2008	—	288,766	1,825,001

Scott T. Naughton	Annual Cash Incentive	—	376,000	—	—
	Restricted Stock Grant	February 27, 2008	—	79,477	820,997
	Restricted Stock Grant	December 19, 2008	—	129,905	821,000

G. Kregg Lunsford	Annual Cash Incentive	—	260,000	—	—
	Restricted Stock Grant	February 27, 2008	—	60,890	628,994
	Restricted Stock Grant	December 19, 2008	—	99,525	628,998

Lisa Buchanan	Annual Cash Incentive	—	218,000	—	—
	Restricted Stock Grant	February 27, 2008	—	51,597	532,997
	Restricted Stock Grant	December 19, 2008	—	84,335	532,997

_______________________

(1)

Reflects maximum bonus opportunity under Cal Dive’s annual incentive bonus plan, assuming all performance goals are met.  For 2008, the plan did not provide for thresholds or targets, and as discussed in CD&A, the Compensation Committee has the discretion to adjust any portion of the annual incentive bonus up or down.  Under the terms of the plan, if pre-tax income or EBITDA goals of certain groups of the Company and the Company as a whole and the individual’s personal performance goals were met, then the maximum portion of the bonus opportunity was to be earned and awarded, subject to the exercise of discretion by the Compensation Committee.  Due to the structure of the plan, a target award is not determinable.  Based on the previous year’s performance, a representative target award would have been 90% of the total bonus opportunity.  As set forth in the Summary Compensation Table and discussed in CD&A, for 2008 the Compensation Committee awarded 98% of the maximum bonus opportunity to the Named Executive Officers.

(2)

Represents annual grants of restricted stock, usually made in December of each year for the succeeding year; however, the 2008 grant was delayed to February 2008 due to the closing of our acquisition of Horizon in December 2007.  All of these shares vest 20% per year over five years from the date of grant and vest in full upon a change of control as defined in the 2006 Plan.

_______________________

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the value of all unexercised options and unvested restricted stock previously awarded to the Named Executive Officers as of the end of the fiscal year ended December 31, 2008:

	Option Awards			Stock Awards
Name	No. of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Quinn J. Hébert	—	—	—	140,616(1)	$ 915,410(2)
				176,670(3)	1,150,122(2)
				288,766(4)	1,879,867(2)

Scott T. Naughton	10,000(5)	$10.92	2/20/12	65,808(1)	428,410(2)
				79,477(3)	517,395(2)
				129,905(4)	845,682(2)
				1,786(6)	12,923(7)
				2,982(8)	21,590(7)

G. Kregg Lunsford	—	—	—	41,791(1)	272,059(2)
				60,890(3)	396,394(2)
				99,525(4)	647,908(2)
				1,285(6)	9,303(7)
				2,241(8)	16,225(7)

Lisa Buchanan	—	—	—	38,473(1)	250,459(2)
				51,597(3)	335,896(2)
				84,335(4)	549,021(2)
				2,508(9)	18,158(7)

_______________________

(1)

Shares of Cal Dive restricted stock granted on December 19, 2006.  Shares with respect to 53% vest in annual 20% increments over a five-year period from the date of grant, shares with respect to 28.4% vest in annual 20% increments over a five-year period from December 19, 2007, and the balance vests in annual 20% increments over a five-year period from December 19, 2008.

(2)

Based on the closing sales price of Cal Dive common stock on December 31, 2008 of $6.51.

(3)

Shares of Cal Dive restricted stock granted on February 27, 2008.  The shares vest 20% per year over a five-year period.

(4)

Shares of Cal Dive restricted stock granted on December 19, 2008.  The shares vest 20% per year over a five-year period.

(5)

Represents options for Helix common stock granted February 20, 2002.

(6)

Shares of Helix restricted stock granted on January 3, 2005.  The shares vest 20% per year over a five-year period.

(7)

Based on the closing sales price of Helix common stock on December 31, 2008 of $7.24.

(8)

Shares of Helix restricted stock granted on January 3, 2006.  The shares vest 20% per year over a five-year period.

(9)

Shares of Helix restricted stock granted on June 30, 2006.  The shares vest 20% per year over a five-year period.

_______________________

Option Exercises and Stock Vested

The following table sets forth certain information regarding the exercise of options and vesting of restricted stock during the fiscal year ended December 31, 2008 for each of the Named Executive Officers:

	Option Awards		Stock Awards
Name	No. of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	No. of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Quinn J. Hébert	—	—	31,307(1)	197,860

Scott T. Naughton	—	—	14,652(1)	92,601
			893(2)	38,015
			994(2)	42,315

G. Kregg Lunsford	24,000(3)	767,760	9,304(1)	58,801
			642(2)	27,330
			747(2)	31,800

Lisa M. Buchanan	—	—	8,565(1)	54,131
			836(4)	34,811

_______________________

(1)

Represents Cal Dive shares vested on December 19, 2008; on which day the closing price of Cal Dive common stock was $6.32.

(2)

Represents Helix shares vested on January 3, 2008; on which day the closing price of Helix common stock was $42.57.

(3)

Represents Helix stock options exercised, at an exercise price of $8.57, on June 25, 2008, on which day the closing price of Helix common stock was $40.56.

(4)

Represents Helix shares vested on June 30, 2008; on which day the closing price of Helix common stock was $41.64.

_______________________

Employment Agreements and Change of Control Provisions Related to Named Executive Officers

On February 27, 2008, the Compensation Committee of our Board of Directors approved Severance and Change of Control Agreements between Cal Dive and each of Messrs. Hébert, Naughton and Lunsford, and Ms. Buchanan.  These agreements, which are effective as of January 1, 2008, replace the prior Employment Agreements between Cal Dive and Messrs. Hébert, Naughton and Lunsford, and provide for certain severance benefits upon a termination of the executive’s employment both prior to and following a change of control, as defined in the agreements.

Each of the agreements provides, among other things, that until the first or second anniversary date of termination of the executive’s employment with us (depending on the event of termination), the executive shall not, directly or indirectly, anywhere in the world where we are then doing business, engage in any business in direct competition with our subsea marine construction business.

If during the term of the agreements, an executive terminates his or her employment for “Good Reason” or is terminated without “Cause” prior to a “Change of Control,” such executive would (a) receive a lump sum payment from us equal to one times the sum of the executive’s then current annual base salary and a prorated portion of his or her target bonus for the year (based on the number of days in the year preceding the date of termination), (b) have accelerated vesting of any stock options, restricted stock or restricted stock units granted to the executive that were scheduled to vest by their terms within 12 months following the date of termination and (c) continue to receive welfare plan and other benefits from us for a period of one year.

In the case of a termination of the executive’s employment without “Cause” or by the executive with “Good Reason” within two years after a “Change of Control,” the executive would (a) receive a lump sum payment from us equal to 2.99 times (in the case of Mr. Hébert) or two times (in the case of the other executives) the sum of the executive’s then current base salary and target bonus for the year, (b) have accelerated vesting of all stock options, restricted stock and restricted stock units granted to the executive prior to the date of termination and (c) continue to receive welfare plan and other benefits from us for a period of two years.

For purposes of the agreements, “Good Reason” includes a material reduction of the executive’s base salary, a material diminution in the executive’s duties and status, changes in the location at which the executive is based and certain breaches of the agreement.  The definition of a “Change of Control” for purposes of the agreements is the same as that contained in our 2006 Plan, as it was amended and restated in 2007, and would be deemed to occur upon the acquisition by any person or group of 30% or more of our outstanding stock, consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of our assets, or upon the individuals constituting our board ceasing to constitute at least a majority of the board.

The agreements have an initial term of two years, which terms are automatically extended for successive two-year terms unless either party gives written notice to the other not later than 90 days prior to the expiration of the then-current term.  Notwithstanding any non-extension notice given by the Company, if a Change of Control occurs during the term of the agreement, the agreement shall continue in effect through the second anniversary of the Change of Control.  The agreements provide that, if any payment to one of the covered executives will be subject to any excise tax under Section 4999 of the Internal Revenue Code, a “gross-up” payment would be made to place the executive in the same net after-tax position as would have been the case if no excise tax had been payable.

Potential Payments Upon Termination or Change in Control

The following information and the “Estimated Payments on Termination or Change in Control” table below set forth the amount of payments to each of our Named Executive Officers in the event of (i) a termination of employment as a result of normal and early retirement, death or disability, (ii) voluntary termination by the Named Executive Officer, or termination by the Company for “Cause,” (iii) involuntary termination by the Company without “Cause,” or by the Executive for “Good Reason” prior to a change in control, or (iv) termination without “Cause” or by the Executive for “Good Reason” following a change in control, all as if such termination occurred on December 31, 2008.  The table below also sets forth the amount of payments to each of our Named Executive Officers in the event of a change in control without a termination of employment, effective upon December 31, 2008.

As described above, at December 31, 2008 we have Severance and Change of Control Agreements with all of our Named Executive Officers.  We do not otherwise have any severance policy or arrangement that provides for payments to a Named Executive Officer in the event of a termination of employment except provisions contained in the agreements governing their equity incentive awards.

Assumptions and General Principles.  The following assumptions and general principles apply with respect to the following table and any termination of employment of a Named Executive Officer:

•

The amounts shown in the table below assume that the employment of each Named Executive Officer was terminated or the Change of Control occurred on December 31, 2008.

•

A Named Executive Officer is entitled to receive amounts earned during his term of employment regardless of the manner in which the Named Executive Officer’s employment is terminated.  These amounts include earned but as yet unpaid base salary and unused vacation pay through the date of termination.  These amounts are not shown in the table below because they are not severance payments.

•

In general, a Named Executive Officer must continue to be employed at the time of payment to be entitled to receive an annual cash bonus pursuant to our annual performance bonus plan.  In the event a termination occurs prior to that time, the Compensation Committee has discretion to award the Named Executive Officer an annual bonus payment that would approximate a prorated amount of the payment the Named Executive Officer would have received under the plan and takes into consideration the Named Executive Officer’s performance and contributions to achieving the performance criteria under the plan to the date of termination.  Discretionary annual cash bonuses are not typically awarded in the event of a voluntary termination or a termination for Cause.

•

Because we have assumed a December 31, 2008 termination date, our Compensation Committee has the discretion to pay each of the Named Executive Officers the amount of the annual cash bonus earned under the plan for 2008, except in cases of voluntary termination or termination for Cause.  Therefore, the amount set forth in the table below for annual cash bonus payment is the actual annual incentive compensation paid to each Named Executive Officer for 2008 performance.  We have assumed that this amount would be paid in addition to any other severance payment due.

Normal and Early Retirement.  A Named Executive Officer is eligible to elect retirement at any age.  The Named Executive Officers are not entitled to any additional payments or benefits upon retirement other than (i) any amounts accrued and vested in such Named Executive Officer’s account under our 401(k) Plan, and (ii) any amounts accrued in such Named Executive Officer’s account under the Helix Employee Stock Purchase Plan or the Cal Dive Employee Stock Purchase Plan.  Any unvested stock options or restricted stock are typically forfeited upon retirement although the Compensation Committee has discretion to provide otherwise.  We are assuming for purposes of the table below that the Compensation Committee would award the Named Executive Officers their 2008 annual cash bonus upon retirement on December 31, 2008 but would not accelerate the vesting of any unvested restricted stock.

Death and Disability.  The Named Executive Officers are not entitled to any payments or benefits upon death, other than any proceeds under the Company’s life insurance benefits provided to all Company employees, for which the employees pay the premiums.   Likewise upon disability the Named Executive Officers are only entitled to such benefits as they may receive under the Company’s long term disability policy available to all employees.   Since these benefits are paid for by the executive and are no more favorable for the Named Executive Officers than for any other Company employee, no amounts are shown in the table below for these benefits.  All unvested stock options and restricted stock would be forfeited.

Voluntary Termination and Termination for Cause.  A Named Executive Officer is not entitled to receive any additional forms of severance payments or benefits upon his voluntary decision to terminate employment or upon termination for Cause.  All unvested stock options or restricted stock would be forfeited.

Effect of Change in Control.  Pursuant to the terms of the agreements governing the awards of stock options or restricted stock to the Named Executive Officers, upon the occurrence of a change in control, all outstanding stock options will immediately vest and become exercisable and all shares of restricted stock will immediately vest and become unrestricted.  As of December 31, 2008, there are no outstanding unvested options to purchase Helix stock, and no Named Executive Officer has any options to purchase Cal Dive stock.  The amounts set forth in the table for restricted stock reflect the number of shares of restricted stock for which vesting would accelerate multiplied by the closing price of either Helix’s or Cal Dive’s Common Stock, as applicable, on December 31, 2008.  No other benefits are payable to our Named Executive Officers upon a Change in Control without a termination of employment.

Involuntary Termination Without Cause or Termination by Executive with Good Reason.  The Severance and Change of Control Agreements described above specify the benefits payable upon these terminations whether before or after a Change of Control.  In calculating the severance benefits payable, the target bonus for 2008, rather than the actual amount paid is used.  The value of the accelerated restricted stock is calculated by multiplying the unvested shares that are to be accelerated by the closing price of the Helix or Cal Dive common stock, as applicable, on December 31, 2008.

ESTIMATED PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

Event	Q. Hébert	S. Naughton	G. K. Lunsford	L. Buchanan
Normal and Early Retirement, Death or Disability
2008 annual cash bonus	$767,340	$368,480	$254,800	$213,640
Total	$767,340	$368,480	$254,800	$213,640

Voluntary Termination and Termination for Cause
No payments	N/A	N/A	N/A	N/A
Total	N/A	N/A	N/A	N/A

Change in Control
Accelerated Helix restricted stock	$0	$34,513	$25,528	$18,158
Accelerated Cal Dive restricted stock	3,945,399	1,791,486	1,316,361	1,135,376
Total	$3,945,399	$1,826,000	$1,341,889	$1,153,534

Involuntary Termination without Cause or Termination by Executive with Good Reason prior to Change in Control
2008 annual cash bonus	$767,340	$368,480	$254,800	$213,640
Cash severance payment	1,324,000	752,000	536,000	481,000
Accelerated Helix restricted stock	0	13,662	10,056	6,053
Accelerated Cal Dive restricted stock	856,371	389,793	283,270	245,479
Continued health, disability and life insurance benefits	12,949	3,237	9,233	756
Total	$2,960,660	$1,527,172	$1,093,359	$946,928

Involuntary Termination without Cause or Termination by Executive with Good Reason following Change in Control
2008 annual cash bonus	$767,340	$368,480	$254,800	$213,640
Cash severance payment	3,958,760	1,504,000	1,072,000	962,000
Accelerated Helix restricted stock	0	34,513	25,536	18,158
Accelerated Cal Dive restricted stock	3,945,399	1,791,486	1,316,361	1,135,376
Continued health, disability and life insurance benefits	25,898	6,474	18,466	1,512
Excise tax gross up	1,975,177	745,160	583,622	513,546
Total	$10,672,574	$4,450,113	$3,270,785	$2,844,232

CERTAIN TRANSACTIONS

In contemplation of our initial public offering, we entered into several agreements with Helix addressing the rights and obligations of each respective company, including a Master Agreement, a Corporate Services Agreement, an Employee Matters Agreement, a Registration Rights Agreement and a Tax Matters Agreement. The Master Agreement describes and provides a framework for the separation of our business from Helix’s business, allocates liabilities (including those potential liabilities related to litigation) between the parties, allocates responsibilities and provides standards for each company’s conduct going forward (e.g., coordination regarding financial reporting), and sets forth the indemnification obligations of each party. In addition, the Master Agreement provides Helix with a preferential right to use a specified number of our vessels at market rates in accordance with the terms of such agreement.

Pursuant to the Corporate Services Agreement, each party agrees to provide specified services to the other party, including administrative and support services for the time period specified therein. Generally, after Helix ceases to own 50% or more of the total voting power of our Common Stock, all services may be terminated by either party upon 60 days notice, or earlier if mutually agreed between Helix and us.  The services we provide each other have been reduced each year by amendment to the agreement and for 2008, we provided no services to Helix and Helix provided us with (i) internal audit, tax, treasury and other financial services; (ii) information systems, network and communications services; and (iii) insurance (including claims) services.  Total allocated costs for services provided to us by Helix were approximately $3.7 million for the year ended December 31, 2008.  These costs have been allocated based on head count, work hours and revenues, as applicable.

Pursuant to the Employee Matters Agreement, except as otherwise provided, we have generally accepted and assumed all employment related obligations with respect to all individuals who were employees of the Company as of the initial public offering closing date, including expenses related to existing options and restricted stock. Those employees are entitled to retain their Helix stock options and restricted stock grants under their original terms except as mandated by applicable law.

Pursuant to the Tax Matters Agreement, Helix is generally responsible for all federal, state, local and foreign income taxes that are attributable to us for all tax periods ending on the initial public offering; we are generally responsible for all such taxes beginning after the initial public offering. In addition, the agreement provides that for a period of up to ten years, we are required to make aggregate payments totaling $11.3 million to Helix equal to 90% of tax benefits derived by us from tax basis adjustments resulting from the taxable gain recognized by Helix as a result of the distributions made to Helix as part of the initial public offering transaction. As of December 31, 2008, the current and long-term tax benefits payable to Helix were $1.8 million and $2.7 million, respectively.

In the ordinary course of business, the Company provided marine contracting services to Helix and recognized revenues of $112.3 million in 2008. Helix provided remotely operated vehicle services to the Company and the Company recognized operating expenses of $23.6 million in 2008.  These services were performed at prevailing market rates.

Including the current tax benefit payable to Helix resulting from a tax step-up benefit, noted above, net amounts payable to and receivable from Helix are settled with cash periodically.  During 2008, we paid Helix $8.4 million and Helix paid us $11.2 million to settle the amounts payable to and receivable from Helix.  At December 31, 2008 the net current amount due from Helix was $54.9 million.  We agreed to a payment schedule with Helix, pursuant to which Helix paid approximately $21.1 million of the amount due to us in January 2009, and $12.6 million in March 2009, with the remaining $21.2 million scheduled to be paid on periodic dates by May 2009.

On January 28, 2009, we repurchased and retired 13,564,669 shares of our common stock from Helix for $6.34 per share, or $86 million.  The repurchase price was based on an approximate 2% discount to the 30-day average trading price as of January 16, 2009, and was funded from borrowings under our $300 million revolving credit facility.

Pursuant to the Registration Rights Agreement, we agreed to provide Helix with registration rights relating to shares of our common stock held by Helix.  Subject to certain limitations, Helix may require us to register under the Securities Act all or any portion of its shares, a so-called “demand request.”  On December 18, 2007, pursuant to a request made by Helix under its “demand” registration rights, we filed a shelf registration statement on Form S-3 to register for re-sale all of the shares of our common stock held by Helix.  Helix also has so-called “piggy-back” registration rights.  The demand and piggy-back registrations are each subject to market cutback exceptions.

Helix is obligated to pay all costs and expenses in connection with any “demand” registration and we are obligated to pay all costs and expenses in connection with any “piggy-back” registration, except underwriting discounts, commissions or fees attributable to shares of common stock sold by Helix.  The rights of Helix under the Registration Rights Agreement will remain in effect until the shares of our common stock held by Helix (i) have been sold pursuant to an effective registration statement under the Securities Act, (ii) have been sold pursuant to Rule 144 under the Securities Act, (iii) have been transferred in a transaction where subsequent public distribution of the shares would not require registration under the Securities Act or (iv) are no longer outstanding.

All of these agreements were entered into at a time when we were a wholly-owned subsidiary of Helix.  In addition to Helix holding approximately 51% of our outstanding common stock, one member of our six-member Board of Directors is an executive officer and director of Helix, and another of our directors also serves as a director of Helix.  The Master Agreement provides that all proposed transactions between us and Helix after our initial public offering, any material amendment to the agreements described above, and any consent or approval proposed to be granted by us for Helix’s benefit, in each case, that would ordinarily be submitted for approval by our Board of Directors, will be subject to the approval of a majority of our independent directors (as defined by applicable NYSE rules).

In addition, the Board has adopted a policy with respect to related persons transactions pursuant to which Audit Committee approval will be required for all such transactions.  The Audit Committee will also, on an annual basis, review and assess ongoing relationships with each related person to ensure that they continue to be in compliance with such policy.  A copy of this policy is posted on our website at www.caldive.com under Corporate Governance.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Exchange Act requires our Directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our common stock. Directors, executive officers and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of these reports furnished to us, all reports required to be filed pursuant to Section 16(a) of the Exchange Act for the fiscal year ended December 31, 2008 were filed on a timely basis.

EQUITY COMPENSATION PLAN INFORMATION

The table below provides information relating to our equity compensation plans as of December 31, 2008:

Number of Securities
	to Be Issued upon	Weighted-Average	Number of Securities
	Exercise of Outstanding	Exercise Price of	Remaining Available
	Options, Warrants	Outstanding Options,	for Future Issuance under
Plan Category	and Rights	Warrants and Rights	Compensation Plans
Equity compensation plans approved by security holders:
Amended and Restated 2006 Long Term Incentive Plan (1) (2)	82,889(3)	$77.46(3)	5,816,243(4)
Employee Stock Purchase Plan (5)	—	—	1,082,174(6)
Equity compensation plans not approved by security holders	—	—	—
Total	82,889	$77.46	6,898,417

_______________________

(1)

The 2006 Plan, which was approved by our stockholders at our 2007 Annual Meeting, provides that the Company may grant up to 9,000,000 shares of our Common Stock in the form of options, restricted stock or restricted stock units subject to the terms and conditions of the 2006 Plan.

(2)

As of December 31, 2008, there were 82,889 options, and 3,100,868 shares of restricted stock, granted under the 2006 Plan.

(3)

Reflects options issued upon conversion of options to acquire Horizon common stock in connection with our acquisition of Horizon in accordance with a conversion formula set forth in the merger agreement, net of forfeitures and options expired in accordance with their terms.

(4)

All of the shares reported are available for grant as options, restricted stock or restricted stock units.  Between December 31, 2008 and the record date, March 27, 2009, no new options were issued, 31,661 shares of restricted stock were awarded pursuant to the 2006 Plan, and 63,281 shares were forfeited upon terminations of employment or withheld to pay taxes upon vesting, resulting in 5,847,863 shares remaining available for issuance under the 2006 Plan as of March 27, 2009.

(5)

The Employee Stock Purchase Plan (ESPP) was approved by Helix when Helix was our sole stockholder.  We may issue a total of 1,500,000 shares under the ESPP.

(6)

During the year ended December 31, 2008, we issued 417,826 shares of our common stock to our employees under the ESPP.  In January 2009, we issued 382,112 shares of common stock to our employees under the ESPP for the subscription period that ended on December 31, 2008.  Thus, as of March 27, 2009, there are 700,062 shares remaining available for issuance under the ESPP.

REPORT OF THE AUDIT COMMITTEE

Management has the primary responsibilities for the financial statements and the accounting and financial reporting processes, including the Company’s system of disclosure controls and procedures and internal control over financial reporting.  The Audit Committee oversees the Company’s accounting and financial reporting processes and the audit of our financial statements on behalf of the Board.

In this context, the Audit Committee has met and held discussions with management and the Company’s internal auditors and Ernst & Young LLP, the Company’s independent registered public accounting firm.  Management represented to the Audit Committee that the Company’s audited financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company as of and for the periods presented in the financial statements.  The Audit Committee has reviewed and discussed the audited financial statements with management and Ernst & Young LLP.  The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards (SAS”) No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AV Section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T.

In addition, the Audit Committee has discussed with Ernst & Young LLP such firm’s independence from the Company and management, including the matters in the written disclosures received from such firm to the Audit Committee regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence.  Ernst & Young LLP has represented to the Company that they are independent under applicable rules of the Securities and Exchange Commission.

The Audit Committee has discussed with the internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits.  The Audit Committee has met with the internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls over financial reporting and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the consolidated and combined audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:
Todd A. Dittmann, Chairman
William L. Transier
John T. Mills

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing.

INDEPENDENT PUBLIC REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP has served as the Company’s independent registered public accounting firm providing auditing and financial services since their engagement in fiscal 2006, and will continue to provide such services during fiscal 2009. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fee Information

Fees for professional services provided by our independent registered public accounting firm for the last two fiscal years in each of the following categories are:

	2008	2007
Audit Fees(1)	$1,480,222	$1,476,798
Audit-Related Fees	—	12,920
Tax Fees	15,757	—
All Other Fees(2)	104,332	1,763,277
Total	$1,600,311	$3,252,995

________________________

(1)

Audit fees consist of professional services rendered for the audit of the Company’s annual consolidated financial statements.  For 2007, this category also includes $516,150 incurred related to our acquisition of Horizon, including audit and reviews of the related financial statements included in our Registration Statement on Form S-4, and the issuance of consents and comfort letters.

(2)

For 2007 and 2008, all other fees consist of integration advisory services rendered in connection with our acquisition of Horizon.

_______________________

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted procedures for pre-approving certain audit and permissible non-audit services provided by the independent registered public accounting firm. These procedures include reviewing a budget for audit and permissible non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of audit and permissible non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budget amount for a particular category of audit or permissible non-audit services and to engage the independent registered public accounting firm for any audit or permissible non-audit services not included in the budget. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the Securities and Exchange Commission rules on auditor independence. The Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by the Audit Committee. None of the fees paid for services in 2008 were for services approved by the Audit Committee pursuant to the de minimis exception in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

OTHER INFORMATION

Proposals and Director Nominations for 2010 Stockholders’ Meeting

Under Rule 14a-8 under the Exchange Act, in order for a stockholder proposal to be considered for inclusion in our Proxy Statement for the 2010 Annual Meeting, it must be in writing and received by the Corporate Secretary, at our offices no later than December 1, 2009. The proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

In addition, our By-laws permit stockholders to propose business to be considered and nominate directors for election at an annual stockholder meeting. To propose business or nominate a director, the stockholder must deliver a notice to the Corporate Secretary.  In the case of a nomination of a director, the notice must set forth the name of the nominee and all information required to be disclosed in solicitations of proxies or otherwise required pursuant to Regulation 14A under the Exchange Act together with the nominee’s written consent to serve as a director if elected.  In the case of any other business that the stockholder proposes to bring before the meeting, the notice must include a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business by the stockholder proposing it.  The stockholder providing such nomination or proposing business to be considered at the meeting must provide his or her name and address and class and number of voting securities held by such stockholder.  Such stockholder must be a stockholder of record on the record date for the meeting and on the day the notice of the meeting is given.  In addition, the stockholder must give timely notice of such nomination or other business to the Corporate Secretary of Cal Dive no earlier than January 11, 2010 nor later than February 10, 2010.  For as long as Helix continues to own at least a majority of the total voting power of our Common Stock, it may nominate persons for election to our Board without complying with these procedures.  A copy of the By-laws is available from the Corporate Secretary.

All submissions to, or requests from, the Corporate Secretary should be made to our principal offices at 2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042.

Other

The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

By Order of the Board of Directors

Lisa M. Buchanan
Corporate Secretary
Cal Dive International, Inc.

DIRECTIONS TO 2009 ANNUAL MEETING

2500 CITYWEST BOULEVARD

HOUSTON, TEXAS 77042

(CORNER OF WESTHEIMER AND CITYWEST)

The Meeting will be held in the large conference room
in the basement of the building.

BUSH–
INTERCONTINENTAL
AIRPORT
J.F.K. Blvd.
Beltway 8
I-45
Hardy Tollroad
US 59
US 290
Loop 610
I-10
US 90
I-10
Memorial
Woodway
Briarforest
Westheimer
DOWNTOWN
HOUSTON
US 59
Cal Dive International
TX 225
Beltway 8
Loop 610
TX 288
S. MAIN
Broadway
I-45
Airport
HOBBY
AIRPORT
TX 35
Beltway 8

From Bush Intercontinental Airport to Cal Dive

From the airport traffic circle at the entrance, turn right (south)

onto JFK Blvd toward Beltway 8.

Turn right (west) onto Beltway 8 (expect to pay tolls).

Stay on Beltway 8 W (it becomes Sam Houston Tollway W).

Take the Westheimer Rd exit and turn right on Westheimer.

Turn right at the second street, which is CityWest Blvd.

Turn left into the plaza around the fountain in front of building and drive into the visitor parking garage.

From Hobby Airport to Cal Dive

From the airport traffic circle at the entrance, turn left (west)

onto Airport Blvd toward Telephone Rd (Hwy 35).

Turn left (south) onto Telephone Rd (Hwy 35)

Turn right (west) onto Sam Houston Tollway/Beltway 8.

Take the Westheimer Rd exit and turn left on Westheimer.

Turn right at the second street, which is CityWest Blvd.

Turn left into the plaza around the fountain in front of building and drive into the visitor parking garage.

From Downtown Houston to Cal Dive

Take I-10 West toward San Antonio.

Take the Sam Houston Tollway South Exit (Exit 756B)

and continue on Sam Houston Tollway S.

Take the Westheimer Rd exit and turn right on Westheimer.

Turn right at the second street, which is CityWest Blvd.

Turn left into the plaza around the fountain in front of building and drive into the visitor parking garage.

CAL DIVE INTERNATIONAL, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 12, 2009

2500 CityWest Boulevard

Houston, TX  77042

Cal Dive International, Inc. 2500 CityWest Boulevard Houston, TX 77042	proxy

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting on May 12, 2009.

The undersigned, having duly received the Notice of Annual Meeting of Shareholders and the Proxy Statement, dated April 1, 2009, hereby appoints G. Kregg Lunsford and Lisa Manget Buchanan as Proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all common shares of Cal Dive International, Inc. held of record by the undersigned on March 27, 2009 at the 2009 Annual Meeting of Stockholders to be held on May 12, 2009 at 10:00 a.m. at the corporate offices of Cal Dive International, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042, and any adjournments thereof.

(Please see reverse side for voting instructions.)

COMPANY #

Vote by Internet, Telephone or Mail
24 hours a day, 7 days a week

Your phone or Internet vote authorizes the named
proxies to vote your shares in the same manner as if
you marked, signed and returned your proxy card.

•

INTERNET - www.eproxy.com/dvr

Use the Internet to vote your proxy until 12:00 noon (Central Daylight Time) on May 11, 2009.

•

PHONE - 1-800-560-1965

Use a touch-tone telephone to vote your proxy until 12:00 noon (Central Daylight Time) on May 11, 2009.

•

Mail - Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you
do NOT need to mail back your Voting Instruction Card.

ADDRESS BLOCK

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

-   -   -   -   -   -   -   -   -   -   -   -   -   -   -   -   -   -   -   -   -   -   -   -   -   -   -   -   -   -   -   -   -   -   -   -   -   -   -   -   -   -   -   -   -   -   -

The Board of Directors Recommends a Vote FOR Proposal 1

1.

To elect two “Class III” directors of the Company with terms expiring in 2012:

01 Quinn J. Hébert	02 Todd A. Dittmann

You may vote on the Proposal by marking one of the boxes provided to the right:	☐ FOR all “Class III” nominees (except as indicated below)	☐ WITHHOLD AUTHORITY from ALL nominees

(INSTRUCTION: To WITHHOLD AUTHORITY to vote for any individual nominee, write that person’s name in the box provided to the right.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE CLASS III DIRECTORS INDICATED IN PROPOSAL 1, AND IN THE PROXY HOLDER’S DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF. ABSTENTIONS WILL BE COUNTED TOWARD THE EXISTENCE OF A QUORUM.

Dated:

Signature(s) in Box

Please sign exactly as the name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.